EXHIBIT 4.1(e)

EXECUTION COPY
AMENDMENT No. 2, dated as of January 26, 2001 (this
"Amendment"), to the 5-Year Competitive Advance, Revolving Credit and Guaranty Agreement dated as of October 23, 1997, as amended by Amendment No. 1 dated as of January 20, 2000 (the "Credit Agreement"), among DENTSPLY INTERNATIONAL INC., a Delaware corporation (the
"Borrower"), the Guarantors named therein, the Banks from time to time party thereto (the "Banks"), THE CHASE MANHATTAN BANK, a
New York banking corporation ("Chase"), as Administrative Agent for the Banks, and ABN AMRO BANK N.V., as Documentation Agent for the
Banks.
The Borrower has requested that the Required Banks agree to amend the Credit Agreement as set forth herein and the Required Banks are willing to agree to such amendment on the terms and subject to the conditions set forth herein. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the
Credit Agreement.
Accordingly, the parties hereto agree as follows:
SECTION 1. Amendment to Credit Agreement. (a) The definition of
"Alternate Currency" in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to "Deutsche Marks" with the word "Euro".
(b) Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
"SECTION 2.01. Commitments. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Revolving Credit Loans to the Borrower, in Dollars or one or more Alternate Currencies, at any time and from time to time during the
Availability Period, in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.19, subject, however, to the conditions that (a) at no time shall (i) the sum of (A) the outstanding aggregate principal amount of all Revolving Credit Exposures of all Banks plus (B) the outstanding aggregate principal amount of all
Competitive Loans made by all Banks exceed (ii) the Total Commitment and (b) at all times (except as expressly contemplated by the last sentence of Section 2.13(d))
the Revolving Credit Exposure of each Bank shall equal the product of (i) such
Bank's Applicable Commitment Percentage and (ii) the outstanding aggregate Revolving Credit Exposures.".
SECTION 2. Representations and Warranties. The Borrower represents and warrants to each other party hereto that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment, except to the extent such representations and warranties expressly relate to an earlier date, and
(b) no Default or
Event of Default has occurred and is continuing.
SECTION 3. Effectiveness. This Amendment shall become effective as of the date set forth above when the Administrative Agent or its counsel shall have received counterparts of this Amendment which, when taken together, bear the signatures of the
Borrower, the Guarantors and the Required Banks.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Banks or the Administrative Agent under the
Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.
SECTION 5. Amendment Fees. In consideration of the agreements of the Banks contained herein, the Borrower agrees to pay to each Bank that returns an executed signature page of this Amendment not later than 5:00 p.m., New York City time, on
January 26, 2001, through the Administrative Agent, a work fee (a "Work Fee") equal to
$750; provided, that no Work Fees shall be payable hereunder if this Amendment shall not have been executed by Banks constituting the Majority Banks on or prior to January 26,
2001. The Work Fees shall be payable in immediately available funds on the next business day following the effective date of this Amendment. Once paid, the Work Fees shall not be refundable.
SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
DENTSPLY INTERNATIONAL INC.,
by
Name:
Title:
by
Name:
Title:

CERAMCO INC.,
by
Name:
Title:

CERAMCO MANUFACTURING CO.,
by
Name:
Title:

MIDWEST DENTAL PRODUCTS
CORPORATION,
by
Name:
Title:

RANSOM & RANDOLPH COMPANY,
by
Name:
Title:

TULSA DENTAL PRODUCTS INC.,
by
Name:
Title:

DENTSPLY RESEARCH & DEVELOPMENT
CORP.,
by
Name:
Title:

DENTSPLY FINANCE CO.,
by
Name:
Title:

DENTSPLY INTERNATIONAL PREVENTIVE
CARE DIVISION, L.P.,
by
Name:
Title:

GAC INTERNATIONAL, INC.,
by
Name:
Title:

THE CHASE MANHATTAN BANK,
individually and as
Administrative Agent,
by
Name:
Title:

SIGNATURE PAGE to
AMENDMENT No. 2 to DENTSPLY
INTERNATIONAL INC. 5-YEAR CREDIT
AGREEMENT, dated as of JANUARY 26, 2001


To approve Amendment No. 2:
Name of Institution:
by
Name:
Title: